UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

ZeroFox Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland		21230
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 936-9369

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOX ZFOXW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 20, 2023, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the payment of incentive cash bonuses to James C. Foster (Chief Executive Officer), Timothy Bender (Chief Financial Officer, Treasurer and Assistant Secretary), Kevin Reardon (Chief Operating Officer), and Scott O’Rourke (Chief Revenue Officer)(each, an “Executive Officer”). The incentive bonuses for Messrs. Foster, Bender and Reardon were $250,000, $205,000, $200,000, respectively, and were awarded based on a number of factors including an assessment by the Compensation Committee of each Executive Officer’s individual performance for the fiscal year ended January 31, 2023 (“FY23”) as well as the performance by the Company during FY23. The incentive bonus approved for Mr. O’Rourke was $25,000 and based on achievements by the sales organization considered by the Compensation Committee; Mr. O’Rourke’s incentive bonus is in addition to the commissions received based on the Company’s bookings for FY23.

On February 20, 2023, the Compensation Committee also adopted the ZeroFox Holdings, Inc. Executive Incentive Plan (the “EIP”). The EIP is intended to establish a framework in order to provide for incentive cash bonuses to eligible employees, including the Executive Officers based on achievement of established performance goals. The Compensation Committee has the sole discretion and authority to administer and interpret the EIP and to determine the employees who are eligible to participate under the EIP. Performance goals and applicable performance period(s) will be established by the Compensation Committee. The EIP will be used primarily to establish goals and incentive awards on a quarterly and annual basis based on the fiscal year of the Company. Operating and financial metrics against which performance can be measured and used by the Compensation Committee to set performance goals include but are not limited to (a) revenue and/or annual recurring revenue (ARR), (b) expenses, (c) bookings, (d) operating income, (e) operating margin, (f) net operating income, (g) free cash flow, (h) earnings before interest, taxes, depreciation and amortization (EBITDA), (i) earnings per share, (j) customer retention, and (k) increase in share price. The Compensation Committee may also establish sales bonus payments under the EIP for sales personnel based on goals that are applicable to sales performance, as well as award discretionary bonuses. The attainment of performance goals will be determined at the end of each applicable performance period and bonus payments, if any, will be based on attainment of performance goals and/or as otherwise determined by the Compensation Committee. The Compensation Committee may suspend, amend or terminate the Plan at any time and for any reason.

The EIP will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended January 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROFOX HOLDINGS, INC.

Date: February 21, 2023	By:	/s/ Timothy S. Bender
	Name:	Timothy S. Bender
	Title:	Chief Financial Officer